UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2025

Entero Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENTO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Entero Therapeutics, Inc., a Delaware corporation (the “Company”), approved a reverse stock split of the Company’s issued and outstanding shares of common stock (“Common Stock”), at a ratio of 1-for-3 (the “Reverse Stock Split”). The Reverse Stock Split was duly approved in a special meeting of the stockholders held on June 30, 2025. On August 14, 2025, the Company filed with the Secretary of State of the State of Delaware the Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split. The Reverse Stock Split will become effective as of 12:01 a.m., Eastern Time, on August 18, 2025, and the Company’s Common Stock will begin trading on the Nasdaq Stock Market on a split-adjusted basis when the market opens on August 18, 2025.

Reasons for the Reverse Stock Split

The Company is implementing the Reverse Stock Split to raise the per share bid price of the Company’s Common Stock above $1.00 per share and bring the Company back into compliance with Nasdaq Listing Rule 5550(a)(2). The Company will have regained compliance once the Company’s Common Stock trades at or above $1.00 for a minimum of 10 consecutive trading days, at which time Nasdaq will provide the Company with notice that it has regained compliance. The Company cannot provide assurance that the Reverse Stock Split will achieve the desired effects or that, if achieved, such desired effects will be sustained.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number

The Reverse Stock Split will become effective on August 18, 2025 (the “Effective Date”). The Common Stock will begin trading on a split-adjusted basis at the commencement of trading on the Effective Date, under the Company’s existing trading symbol “ENTO.” The new CUSIP number for the Common Stock following the Reverse Stock Split will be 33749P507.

Split Adjustment; Treatment of Fractional Shares

On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company will be exchanged for the number of shares of Common Stock equal to the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Stock Split, divided by three (3). As a result, stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to receive cash (without interest) in lieu of fractional shares.

Certificated and Non-Certificated Shares

Each certificate, or book entry, that immediately prior to the Reverse Stock Split represented shares of Common Stock, will, following the Reverse Stock Split, represent that number of shares of Common Stock into which the shares of Common Stock represented by such certificate or book entry have been combined, subject to the treatment of fractional shares as described above.

Stockholders who hold their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

Delaware State Filing

The Reverse Stock Split was effected pursuant to the Company’s filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. A copy of the form of the Certificate is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Capitalization

The Company is authorized to issue 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock (the “Preferred Stock”). There will be no change to the number of authorized capital stock of the Company or to the rights limitations and privileges, including voting rights, of the Company’s designated and outstanding shares of Preferred Stock. The Reverse Stock Split will have no effect on the par value of the Common Stock or the Preferred Stock.

Immediately after the Reverse Stock Split, each Common Stockholder’s percentage ownership interest in the Company’s Common Stock and proportional voting power of the Company’s Common Stock shall remain unchanged, except for minor changes and adjustments that will result from the treatment of fractional shares. The rights and privileges of the holders of shares of Common Stock will remain unaffected by the Reverse Stock Split.

Item 8.01 Other Events.

On August 14, 2025, the Company issued a press release announcing the Reverse Stock Split. A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Form of Certificate of Amendment
99.1	Press Release dated August 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entero Therapeutics, Inc.

August 15, 2025	By:	/s/ Richard Joel Paolone
	Name:	Richard Joel Paolone
	Title:	Interim Chief Executive Officer